EXHIBIT 77D

                  POLICIES WITH RESPECT TO SECURITY INVESTMENTS

SOCIAL ISSUES PORTFOLIOS

Effective September 1, 2002, the Social Issues Intermediate Fixed Income Portfolio of the ARK Funds (the "Trust") adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in fixed income securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Social Issues Blue Chip Equity Portfolio of the Trust adopted an investment policy of investing primarily in common stocks and other equity securities of established large capitalization U.S. companies that meet the Portfolio's social criteria. In addition, the Portfolio adopted a policy of investing, under normal circumstances, at least 80% of the value of its net assets will be invested in equity securities of blue chip companies. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy. The Portfolio defines blue chip companies as companies with operating histories of 10 years or more and market capitalizations in excess of $5 billion.

Effective September 1, 2002, the Social Issues Small-Cap Equity Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in equity securities of small-cap companies. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy. The Portfolio defines small-cap companies as companies with a market capitalization of $2 billion or less.

CORPORATE II AND CORPORATE III CLASS

Effective September 1, 2002, the U.S. Treasury Cash Management Portfolio of the Trust adopted an investment policy of investing in U.S. Treasury bills, notes and bonds and, under normal circumstances, investing at least 80% of its net assets in U.S. Treasury obligations. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy. The Portfolio limits its investments to U.S. Treasury obligations, which pay interest that is exempt from state and local taxes under Federal law.

Effective September 1, 2002, the U.S. Government Cash Management Portfolio of the Trust adopted an investment policy of investing in obligations issued by the U.S. government and its agencies and instrumentalities and repurchase agreements, and, under normal circumstances, investing at least 80% of its net assets in U.S. government securities and repurchase agreements backed by such instruments. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.


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Effective September 1, 2002, the Tax-Free Cash Management Portfolio of the Trust
adopted an investment policy of investing its assets in a broad range of high quality, short-term municipal money market instruments that pay interest that is exempt from Federal income tax; the Portfolio maintains a fundamental investment policy that at least 80% of its income will, under normal market conditions, be exempt from Federal income tax, including the Federal alternative minimum tax. The Portfolio attempts to invest 100% of its assets in securities exempt from Federal income tax (not including the alternative minimum tax).

INSTITUTIONAL CLASS, INSTITUTIONAL II CLASS, AND CLASS A, B AND C

Effective September 1, 2002, the U.S. Treasury Money Market Portfolio of the Trust adopted an investment policy of investing in U.S. Treasury bills, notes and bonds, and, under normal circumstances, investing at least 80% of its net assets in U.S. Treasury obligations. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy. The Portfolio also limits its investments to U.S. Treasury obligations, which pay interest that is exempt from state and local taxes under Federal law.

Effective September 1, 2002, the U.S. Government Money Market Portfolio of the Trust adopted an investment policy of investing in obligations issued by the U.S. government and its agencies and instrumentalities and repurchase agreements, and, under normal circumstances, investing at least 80% of its net assets in U.S. government securities and repurchase agreements backed by such instruments. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Tax-Free Money Market Portfolio of the Trust adopted an investment policy of investing in high-quality, short-term municipal money market instruments that pay interest that is exempt from Federal income tax; the Portfolio maintains a fundamental policy that at least 80% of its income will, under normal market conditions, be exempt from Federal income tax, including the Federal alternative minimum tax. The Portfolio attempts to invest 100% of its assets in securities exempt from Federal income tax (not including the alternative minimum tax).

Effective September 1, 2002, the Pennsylvania Tax-Free Money Market Portfolio of the Trust adopted an investment policy of investing in high-quality, short-term municipal money market instruments that pay interest that is exempt from Federal and Pennsylvania personal income taxes; the Portfolio maintains a fundamental policy that at least 80% of its income will, under normal market conditions, be exempt from Federal income tax, including the Federal alternative minimum tax, and Pennsylvania state income tax.

Effective September 1, 2002, the Short-Term Treasury Portfolio of the Trust adopted an investment policy of investing in U.S. Treasury bills, notes and bonds. The Portfolio will invest in securities that are issued by the U.S. Treasury, which pay interest that is exempt from state and local income taxes and, under normal circumstances, the Portfolio will invest at least 80% of its net assets in fixed income securities issued directly by the U.S. Treasury. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Short-Term Bond Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of its net assets in bonds. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.


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Effective  September  1, 2002,  the  Maryland  Tax-Free  Portfolio  of the Trust
adopted an investment policy of investing so that, under normal market conditions, at least 80% of its income will not be subject to Federal income tax, including the Federal alternative minimum tax, and Maryland state income tax.

Effective September 1, 2002, the Pennsylvania Tax-Free Portfolio of the Trust adopted an investment policy of investing so that, under normal market conditions, at least 80% of its income will not be subject to Federal income tax, including the Federal alternative minimum tax, and Pennsylvania state income tax.

Effective September 1, 2002, the Intermediate Fixed Income Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in fixed income securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the U.S. Government Bond Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in U.S. government debt securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Equity Income Portfolio of the Trust adopted an investment policy of investing primarily in dividend-paying U.S. common stocks and other equity securities that under normal circumstances, at least 80% of the value of the Portfolio's net assets will be invested in dividend-paying equity securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Value Equity Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in equity securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Equity Index Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in equity securities of companies included in the S&P
500. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Blue Chip Equity Portfolio of the Trust adopted an investment policy of investing primarily in common stocks and other equity securities of established large capitalization U.S. companies such that, under normal circumstances, at least 80% of the value of the Portfolio's net assets will be invested in equity securities of blue chip companies. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.


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Effective  September 1, 2002, the Mid-Cap Equity  Portfolio of the Trust adopted an investment policy of investing primarily in common stocks and other equity securities of U.S. issuers such that, under normal circumstances, at least 80% of the value of its net assets will be invested in equity securities of mid-cap companies. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Small-Cap Equity Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the value of its net assets in equity securities of small-cap companies. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the International Equity Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of its net assets in equity securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.

Effective September 1, 2002, the Emerging Markets Equity Portfolio of the Trust adopted an investment policy of investing, under normal circumstances, at least 80% of the Portfolio's net assets in equity securities. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this policy.